                                                                   1/10/94 DRAFT





                                $______________



                       SMITH'S FOOD & DRUG CENTERS, INC.

                    PASS THROUGH CERTIFICATES, SERIES 199_-A





                             UNDERWRITING AGREEMENT





__________, 199_

                                                                       EXHIBIT 1

                                                               ___________, 199_





Morgan Stanley & Co.
  Incorporated
Goldman, Sachs & Co.
Salomon Brothers Inc
c/o Morgan Stanley & Co.
      Incorporated
    1251 Avenue of the Americas
    New York, New York  10020

Dear Sirs:


                 Smith's Food & Drug Centers, Inc., a Delaware corporation (the "Company"), proposes that Wilmington Trust Company, a Delaware banking corporation, as trustee (the "Pass Through Trustee") under the 199_-[A] Pass Through Trust Agreement (the "Basic Agreement"), as it is to be supplemented by [___] Pass Through Trust Supplements (each, a "Trust Supplement"), each between the Company and the Pass Through Trustee (the Basic Agreement as it is to be supplemented by each such Trust Supplement being referred to herein as a "Designated Agreement"), issue and sell to the several Underwriters named in
Schedule I hereto (the "Underwriters") its pass through certificates in the aggregate principal amounts and with the interest rates, initial distributions dates and final distribution dates set forth on Schedule A hereto (the "Certificates") on the terms and conditions stated herein and in Schedule II hereto.


                 As used in this Agreement, capitalized terms not otherwise defined shall have the meanings specified in the Designated Agreements or, if not so defined therein, such capitalized terms not otherwise defined shall have the meanings specified in the Indenture referred to in the Designated Agreements, as amended and supplemented by [_____] Supplemental Indentures to such Indenture to be executed on the date of the issuance of the Notes.

                                       I.


                 The Company represents and warrants to each of the Underwriters that:

               (a) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), and has prepared and filed on such Form with the Securities and Exchange Commission (the "Commission") a registration statement (File No. 33-51097 (as amended at the date hereof, including the exhibits thereto and the documents incorporated by reference therein, the "Registration Statement") relating to certain pass through certificates (including the Certificates) and the offering thereof from time to time in accordance with Rule 415 under the Securities Act. The Registration Statement includes a basic prospectus referred to below which, as supplemented from time to time, will be used in connection with all offerings of such pass through certificates. The Registration Statement has been declared effective by the Commission. As provided in Section 3(a), a prospectus supplement reflecting the terms of the Certificates, the terms of the offering thereof and the other matters set forth therein has been prepared and will be filed (or mailed for filing) together with the basic prospectus referred to below pursuant to Rule 424 under the Securities Act (such prospectus supplement, in the form first filed on or after the date hereof pursuant to Rule 424, is herein referred to as the "Prospectus Supplement"). The basic prospectus included in the Registration Statement and relating to all offerings of pass through certificates under the Registration Statement, as supplemented by the Prospectus Supplement, is herein called the "Prospectus", except that, if such basic prospectus is amended on or prior to the date on which the Prospectus Supplement is first filed (or mailed for filing) pursuant to Rule 424, the term "Prospectus" shall refer to such basic prospectus as so amended and as supplemented by the Prospectus Supplement, in either case including the documents filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference therein. Any reference herein to the terms "amendment" or "supplement" with respect to the Registration Statement, to the Prospectus or to any preliminary prospectus shall be deemed to refer to and include any documents filed with the Commission under the Exchange Act after the date hereof, the date the Prospectus is filed (or mailed for filing) with the

       Commission, or the date of such preliminary prospectus, as the case may be, and incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act.

               (b) On the original effective date of the Registration Statement, on the effective date of any post-effective amendment thereto, and on the date of the filing by the Company of any Annual Report on Form 10-K after the original filing of such Registration Statement, such Registration Statement complied in all material respects with the applicable requirements of the Securities Act and the rules and regulations of the Commission thereunder (the "Securities Act Regulations"), and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the applicable rules and regulations of the Commission thereunder (the "Trust Indenture Act Regulations") and did not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Registration Statement and any amendments thereof, on the date hereof, and the Prospectus, and any amendments thereof and supplements thereto, as of their respective filing (or mailing for filing) or issue dates and at the Closing Date (as defined below), comply and will comply in all material respects with the requirements of the Securities Act, the Securities Act Regulations, the Trust Indenture Act and the Trust Indenture Act Regulations, and none of such documents, as of any such respective dates, includes or will include an untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company in connection with the Registration Statement or the Prospectus or any amendment or supplement thereto by or on behalf of you expressly for use in the Registration Statement or the Prospectus, or to statements or omissions in that part of the Registration Statement which constitutes the Statement of Eligibility under the Trust Indenture Act (Form T-1) of the Trustee.

               (c) The consolidated financial statements incorporated by reference in the Registration Statement and Prospectus present fairly the consolidated financial position of the Company and its subsidiaries as at the dates indicated and the consolidated results of their operations and cash flows for the periods specified and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved, except as indicated therein, and the supporting schedules incorporated by reference in the Registration Statement present fairly the information required to be stated therein.

               (d) The documents incorporated by reference in the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder.

               (e) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, has the corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification.

               (f) Each subsidiary of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification.

               (g) The execution and delivery by the Company of this Agreement, the Basic Agreement, the Trust Supplements, the Participation Agreement and the Leases and other Transaction Documents to which the Company is, or is to be, a party, the consummation by the Company of the transactions herein and therein contemplated, and the compliance by the Company with the terms hereof and thereof do not and will not conflict with, or result in a breach of, any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or By-Laws, as amended, of the Company or any of its subsidiaries or any material indenture, mortgage, or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of their respective properties is bound, or any applicable law, rule, regulation, judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the

       Company or any of its subsidiaries or any of their respective properties; and no consent, approval, authorization, order or license of, or filing with or notice to, any government, governmental instrumentality, regulatory body or authority or court, domestic or foreign, is required for the valid authorization, issuance and delivery of the Certificates and the Notes, the valid authorization, execution, delivery and performance by the Company of this Agreement, the Designated Agreements and the Leases and other Transaction Documents to which the Company is, or is to be, a party, or the consummation by the Company of the transactions contemplated by this Agreement, the Designated Agreements and the Leases and other Transaction Documents to which the Company is, or is to be, a party, except such as are required under the Securities Act, the Trust Indenture Act and the securities or Blue Sky laws of the various states.

               (h) This Agreement, the Designated Agreements and the other Transaction Documents to which the Company is, or is to be, a party, have each been duly authorized by the Company and, when duly executed and delivered by the Company, will constitute valid and binding obligations of the Company. The Basic Agreement as executed is substantially in the form filed as an exhibit to the Registration Statement and has been duly qualified under the Trust Indenture Act. At the Closing Date, the related Leases and other Transaction Documents to which the Company is, or is to be, a party will constitute the valid and binding obligations of the Company. The Certificates, the Notes, the Indenture, the Related Supplemental Indentures, the Designated Agreements and the Leases and other Transaction Documents to which the Company is, or is to be, a party will conform in all material respects to the descriptions thereof in the Prospectus.

               (i) Ernst & Young, who reported on the annual consolidated financial statements of the Company incorporated by reference in the Registration Statement and the Prospectus, are independent auditors as required by the Securities Act and the Securities Act Regulations.

               (j) The Certificates, when duly executed, authenticated and delivered by the Pass Through Trustee in accordance with the terms of the respective Designated Agreement and this Agreement and any Delayed Delivery Contracts, will be duly issued under such Designated Agreement and, when delivered to and paid for by the

       Underwriters in accordance with the terms of this Agreement, will constitute valid and binding obligations of the Pass Through Trustee; and the holders thereof will be entitled to the benefits of the related Designated Agreement.

               (k) The Notes to be issued under each Related Supplemental Indenture, when duly executed and delivered by the related Owner Trustee and duly authenticated by the Loan Trustee in accordance with the terms of such Supplemental Indenture, will be duly issued under such Supplemental Indenture and will constitute valid and binding obligations of such Owner Trustee; and the holders thereof will be entitled to the benefits of the Indenture and the Related Supplemental Indenture.

               (l) In the event that any of the Certificates are purchased pursuant to Delayed Delivery Contracts, each of such Delayed Delivery Contracts has been duly authorized by the Company and, when duly executed and delivered by the Company, will constitute a valid and binding obligation of the Company.

               (m) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Prospectus.

               (n) There are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

               (o) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed with the Securities Act and the Securities Act Regulations.

               (p) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

               (q) The Company and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (r) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole.

               (s) The Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).


                                      II.


               The Company hereby agrees to cause the Pass Through Trustee to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company the respective principal amounts of Certificates set forth in Schedule I hereto opposite their names at ____% with respect to the Series 199_-[A1] Certificates and at __% with respect to the Series 199_-[A2]

Certificates of their respective principal amounts -- the purchase price -- plus accrued interest, if any, from ___________, 19__ to the date of payment and delivery.


                                      III.


               The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Certificates as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Company is further advised by you that the Certificates are to be offered to the public initially at ____% with respect to the Series 199_-[A1] Certificates and at __% with respect to the Series 199_-[A2] Certificates of their principal amount -- the public offering price
- -- plus accrued interest, if any, and to certain dealers selected by you at a price that represents a concession not in excess of ____% of their principal amount under the public offering price, and that any Underwriter may allow, and such dealers may reallow, a concession, not in excess of ____% of their principal amount, to any Underwriter or to certain other dealers.

               As compensation to you for your commitments and obligations hereunder in respect of the Certificates, including your undertaking to offer the Certificates for sale to the public, the Owner Trustee will pay, or, if the Owner Trustee does not pay when due, the Company will pay, to you an amount equal to $________, which constitutes the sum of the respective percentages of the Relevant Principal Amounts of the Certificates as set forth on Schedule A hereto. Such payment shall be made simultaneously with, and is conditioned upon, the payment by you to the Pass Through Trustee of the purchase price of the Certificates as specified in Article IV hereof. Payment of such compensation shall be made by Federal funds check or other immediately available funds to the order of Morgan Stanley & Co. Incorporated.


                                      IV.


               Payment for the Certificates shall be made by wire transfer payable to the order of the Pass Through Trustee in immediately available funds at the office of Wilmington Trust Company, Rodney Square North, Wilmington, Delaware 19890 on ___________, 199_ or at such other time on the same or such other date, not later than _________, 199_, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the "Closing Date".

               Payment for the Certificates shall be made against delivery to you for the respective accounts of the several Underwriters of the Certificates registered in such names and in such denominations as you shall request in writing not later than two full business days prior to the date of delivery, with any transfer taxes payable in connection with the transfer of the Certificates to the Underwriters duly paid. Each such Certificate shall be available for inspection by the Underwriters in New York, New York, not later than 1:00 p.m. on the Business Day two Business Days prior to the Closing Date.

                                       V.


               The several obligations of the Underwriters hereunder are subject to the following further conditions:


               (a) No stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings therefor shall have been instituted or threatened by the Commission.

               (b) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date,


                       (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and

                      (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations, of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement, that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Certificates on the terms and in the manner contemplated in the Prospectus.

               (c) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in clause (a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied on or before the Closing Date.

               (d) You shall have received on the Closing Date an opinion of Kelley Drye & Warren, counsel for the Company, dated the Closing Date, to the effect that


                      (i) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification;

                     (ii) each of the subsidiaries of the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification;

                    (iii) this Agreement has been duly authorized, executed and delivered by the Company;

                     (iv) the Certificates have been duly authorized and, when executed, authenticated and issued in accordance with the provisions of the respective Designated Agreements and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, and will be valid and binding obligations of the Pass Through Trustee, enforceable in accordance with their terms; and the holders of the Certificates will be entitled to the benefits of the respective Designated Agreements;

                      (v) the Pass Through Trust Agreement has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally;

                     (vi) the execution and delivery by the Company of this Agreement, the Certificates, the Basic Agreement and the Trust Supplements, and the performance by the Company of its obligations under this Agreement, the Certificates and the Designated Agreements, will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or, to the best of such counsel's knowledge, any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any subsidiary, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement, the Certificates and the Designated Agreements, except such as maybe required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Certificates;

                    (vii) the statements (1) in the Prospectus under the captions "Description of the Notes", "Description of the Certificates" and "Underwriters" and (2) in the Registration Statement under Items 14 and 15, in each case insofar as such statements constitute summaries of the legal matters, documents and proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

                   (viii) such counsel has reviewed the statements set forth in the Prospectus under the caption "Certain Federal Income Tax Consequences" and is of the opinion that the federal income tax consequences to the Pass Through Trusts and the holders of the Certificates are as set forth therein;

                     (ix) after due inquiry, such counsel does not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                      (x) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended;

                     (xi)  such counsel is of the opinion that the Company is
              (i) in compliance with any and all applicable Environmental Laws,
              (ii) has received all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company;

                    (xii) the Registration Statement and Prospectus (except for financial statements and schedules includedtherein as to which such counsel need not express any opinion) comply as to form in all material respects with the Securities Act and the rules and regulations of the Commission thereunder, (2) believes that (except for financial statements and schedules as to which such counsel need not express any belief and except for that part of the Registration Statement that constitutes the Form T-1 heretofore referred to) the Registration Statement and the prospectus included therein at the time the Registration Statement became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (3) believes that (except for financial statements and schedules as to which such counsel need not express any belief) the Prospectus as of its issue date and as of the Closing Date did not and does not contain any untrue statement of a material fact or did not and does not omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                   (xiii) each of [the Leases and the Deeds] is a valid and binding obligation of the Company enforceable in accordance with its respective terms subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors rights generally and, subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law);

                   (xiv) each of [the Leases and the Deeds] is a valid and binding obligation of the Company enforceable in accordance with its respective terms subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium and similar laws affecting creditors rights generally and, subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and

                   (xv) (A) no Pass Through Trust will be subject to taxation in or any governmental fee or similar charge imposed by the State of California or any political subdivision or taxing authority thereof as a result of the transactions contemplated by the Designated Agreements; and (B) a Certificateholder or Certificate Owner who is not a resident of, or otherwise subject to tax in, the will not be subject to taxation in or any governmental fee or similar charge imposed by the State of California or any political subdivision or taxing authority thereof as a result of purchasing, holding (including receiving payments with respect to) or selling a Certificate or an interest therein.


              (e) You shall have received on the Closing Date an opinion of Shearman & Sterling, special counsel for the Underwriters, dated the Closing Date, covering the matters referred to in subparagraphs (iii),
       (iv), (v),

       (vii) (but only as to the statements in the Prospectus under "Description of the Notes", "Description of the Certificates" and "Underwriters"), and (xii) of paragraph (d) above.


              With respect to subparagraph (xii) of paragraph (d) above, Kelley Drye & Warren and Shearman & Sterling may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

              The opinion of Kelley Drye & Warren described in paragraph (d) above shall be rendered to you at the request of the Company and shall so state therein.

              (f) You shall have received on the Closing Date an opinion, in form and substance satisfactory to you and to your counsel, of Richards Layton & Finger, counsel for Wilmington Trust Company, dated the Closing Date, to the effect that:

                   (i) the Pass Through Trustee is a Delaware banking corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and has the full corporate power, authority and legal right under the laws of the State of Delaware pertaining to its banking, trust and fiduciary powers to execute and deliver the Basic Agreement, each Trust Supplement, the Certificates, the Participation Agreement, and the other Transaction Documents to which the Pass Through Trustee is a party, and to perform its obligations under the Designated Agreements, the Certificates, the Participation Agreement and to consummate the transactions contemplated by the Transaction Documents to which the Pass Through Trustee is a party;

                  (ii) each of the Basic Agreement, each Trust Supplement, the Participation Agreement and each other Transaction Document to which the Pass Through Trustee is a party has been duly authorized, executed and delivered by the Pass Through Trustee;

                 (iii) the execution and delivery by the Pass Through Trustee of the Basic Agreement, each Trust Supplement, the Certificates, the Participation

              Agreement and the other Transaction Documents to which the Pass Through Trustee is a party, and the performance by the Pass Through Trustee of its obligations under the Designated Agreements, the Certificates, the Participation Agreement and the other Transaction Documents to which the Pass Through Trustee is a party, do not and will not contravene any provision of the Articles of Association or by-laws of the Pass Through Trustee and do not and will not contravene, result in a violation or breach of, or constitute a default under, any law, rule or regulation of the State of Delaware or any United States governmental authority or agency regulating the banking, trust or fiduciary powers of the Pass Through Trustee; and

                  (iv) neither the consent, approval, authorization or order of, qualification or filing with, or notice to, nor the taking of any other action in respect of, any governmental body or agency of the State of Delaware regulating the banking, trust or fiduciary powers of the Pass Through Trustee is required for the execution and delivery by the Pass Through Trustee of the Basic Agreement, each Trust Supplement, the Certificates, the Participation Agreement and the other Transaction Documents to which the Pass Through Trustee is a party, or for the performance by the Pass Through Trustee of its obligations under the Designated Agreements, the Certificates, the Participation Agreement and other Transaction the Documents to which the Pass Through Trustee is a party.


             (g) You shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you, from Ernst & Young, independent public accountants for the Company, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

             (h) You shall have received each of the signed opinions addressed to you and dated as of the Closing Date, specified in Schedule 1 to the Participation Agreement.

             (i) The Company shall have furnished to you and to your counsel, in form and substance satisfactory to such counsel, such other documents, certificates and opinions as such counsel may reasonably request in order to evidence the accuracy and completeness of any of the representations, warranties or statements, the performance of any covenant by the Company theretofore to be performed, or the compliance with any of the conditions herein contained.


                                      VI.


              In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:


             (a) To furnish you, without charge, four signed copies of the Registration Statement (including exhibits thereto and documents incorporated by reference) and four conformed copies of the Registration Statement (without exhibits) and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated by reference, and any supplements and amendments thereto or to the Registration Statement as you may reasonably request. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act that are deemed to be incorporated by reference in the Prospectus.

             (b) Before amending or supplementing the Registration Statement or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you or your counsel reasonably object.

             (c) If, during such period after the first date of the public offering of the Certificates as in the opinion of your counsel the Prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if, in the opinion of your counsel, it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Certificates may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with law.

              (d) To endeavor to qualify the Certificates for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to pay all expenses (including fees and disbursements of counsel) in connection with such qualification and in connection with (i) the determination of the eligibility of the Certificates for investment under the laws of such jurisdictions as you may designate and (ii) any review of the offering of the Certificates by the National Association of Securities Dealers, Inc.

              (e) To make generally available to the Company's security holders and to you as soon as practicable an earning statement covering the twelve-month period ending ____________, 19__ that satisfies the provisions of Section 11(a) of the Securities Act and the Securities Act Regulations.

              (f) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell contract to sell or otherwise dispose of any debt securities of the Company or warrants to purchase debt securities of the Company (other than (i) the Certificates and (ii) commercial paper issued in the ordinary course of business) without your prior written consent.

              (g) Whether or not any sale of the Certificates is consummated, to pay, or cause the Owner Trustee to pay, the following expenses incident to this Agreement and the Designated Agreements: (i) the preparation, printing and distribution of this Agreement, the Registration Statement, each preliminary prospectus, the Prospectus and all amendments and supplements thereto, the Designated Agreements and each of the Transaction Documents, (ii) the preparation, issuance and delivery of the Certificates, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the reasonable fees and expenses of the Pass Through Trustee, the Owner

       Trustee and the Loan Trustee and the reasonable fees and disbursements of counsel for the Pass Through Trustee, the Owner Trustee and the Loan Trustee, (v) certain fees and disbursements of your counsel as heretofore agreed and (vi) any fees charged by rating agencies for the rating of the Certificates.

              (h) The Company, during the period when a prospectus relating to the Certificates is required to be delivered under the Securities Act (in the opinion of your counsel), will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the Exchange Act.


                                      VII.


              The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred by any Underwriter or any such controlling person in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein.

              Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus or any amendments or supplements thereto.

              In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to the second preceding paragraph, and by the Company, in the case of parties indemnified pursuant to the first preceding paragraph. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

              If the indemnification provided for in the first or second paragraph of this Article VII is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Certificates shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Certificates (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Certificates. The relative fault of the Company on the one hand and of the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters' respective obligations to contribute pursuant to this Article VII are several in proportion to the respective principal amounts of Certificates they have purchased hereunder, and not joint.

              The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Article VII were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article VII, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Certificates underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this
Article VII are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

              The indemnity and contribution provisions contained in this
Article VII and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Certificates.


                                     VIII.


              This Agreement shall be subject to termination by notice given by you to the Company, if (a) after the execution and delivery of this Agreement and prior to the

Closing Date (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses
(a)(i) through (iv), such event singly or together with any other such event makes it, in your judgment, impracticable to market the Certificates on the terms and in the manner contemplated in the Prospectus.


                                      IX.


              If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Certificates that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Certificates to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Certificates set forth opposite their respective names in Schedule I bears to the principal amount of Certificates set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Certificates which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Certificates that any Underwriter has agreed to purchase pursuant to Article II be increased pursuant to this Article IX by an amount in excess of one-ninth of such principal amount of Certificates without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Certificates and the aggregate principal amount of Certificates with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Certificates are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either you or the Company shall have the right to postpone the Closing Date but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

              If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

              This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

              This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.


                                       Very truly yours,

                                       SMITH'S FOOD & DRUG
                                         CENTERS, INC.



                                        By__________________________




Accepted, ____________, 19__

Morgan Stanley & Co.
  Incorporated
Goldman, Sachs & Co.
Salomon Brothers Inc


By Morgan Stanley & Co.
   Incorporated



By___________________________

                                                                      SCHEDULE A
                                                                          to
                                                                    Underwriting
                                                                      Agreement





Pass Through                     Aggregate                                                 Final
Certificate                      Principal                                                Distribution
Designation                      Amounts                  Interest Rate                      Date
- ------------                     --------                 -------------                --------------

Series 1994-A1                 $                          %

Series 1994-A2                 $                          %

                                                                     SCHEDULE I
                                                                         to
                                                                    Underwriting
                                                                      Agreement



                                                            Dated:  ______, 199_


                       SMITH'S FOOD & DRUG CENTERS, INC.


                                                                           Principal Amount
Underwriters                                                               of Certificates
- ------------                                                               ----------------
Morgan Stanley & Co. Incorporated                                            $

Goldman, Sachs & Co.                                                         $

Salomon Brothers Inc                                                         $




Address for Notices:

                        Morgan Stanley & Co. Incorporated
                        1221 Avenue of the Americas
                        New York, New York 10020

                        Attention:  _______________

                                                                   SCHEDULE II
                                                                        to
                                                                   Underwriting
                                                                     Agreement


                                                     Dated:  ______, 199_



                       SMITH'S FOOD & DRUG CENTERS, INC.


Underwriting fees, discounts, commissions or other compensation:  $

Closing date, time and location: _______, 199_ at 10:00 a.m., New York City time at the offices of Shearman & Sterling, 599 Lexington Avenue, New York, New York 10022

Location for checking Certificates: Morgan Stanley & Co. Incorporated, 1221 Avenue of the Americas, New York, New York 10020

Delayed delivery contracts:

Listing requirement:

Other terms and conditions: